Cell Power Technologies, Inc.
                        1428 36th Street, Suite 205
                          Brooklyn, New York 11218


                                                February 7, 2006

Yeshiva Rabbi Solomon Kluger
1876 50th Street
Brooklyn, New York 11204
Attn: Rabbi Mordechai Stuhl

Dear Rabbi Stuhl:

      Reference is made to the Loan Agreement dated as of September 23, 2005 (the "Loan Agreement") between Cell Power Technologies, Inc. and Yeshiva Rabbi Solomon Kluger. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Loan Agreement.

      This letter agreement sets forth our understanding with respect to the extension of the maturity of the Initial Loan. Notwithstanding anything to the contrary set forth in the Loan Agreement or the Initial Note, the Company and the Lender agree that the principal amount of the Initial Loan, together with all interest accrued thereon, shall be due and payable on April 21, 2006. The Lender waives any rights it may have (under the Loan Agreement, at law or otherwise) as a result of the Company's failure to repay the principal amount of the Initial Loan, together with all interest accrued thereon, when due as originally contemplated by the Loan Agreement. In consideration of the Lender agreeing to extend the term of the Initial Loan and waive its rights as set forth herein, the Company agrees to (i) issue to the Lender a warrant to purchase 180,000 shares of Common Stock, exercisable for two years at an exercise price of $0.05 per share and otherwise having terms and conditions identical to the Initial Warrant and (ii) that the exercise price of each warrant previously issued to the Lender under the Loan Agreement is hereby reduced to $0.05 per share. Except as expressly modified by this letter agreement, the Loan Agreement is ratified and confirmed in all respects.

      Please indicate your acceptance of and agreement to the foregoing by signing this letter agreement on the line below and returning an executed copy of the same to the Company at the address above.

                                    Very truly yours,

                                    /s/ Jacob Herskovits
                                    --------------------
                                    Jacob Herskovits
                                    President


Accepted and agreed to as of
this 7th day of February 2006.

YESHIVA RABBI SOLOMON KLUGER

By: /s/ Rabbi Mordechai Stuhl
    -----------------------------
Name: Rabbi Mordechai Stuhl